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                                                                    EXHIBIT 99.1

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IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU
ATTEND THE MEETING, YOU MAY VOTE IN PERSON SHOULD YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.
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                                 [MAXTOR LOGO]

                               MAXTOR CORPORATION
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Glenn H. Stevens and Paul J. Tufano, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of common stock of Maxtor Corporation, or Maxtor, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Maxtor to be held in the Palo Alto Room of the Sheraton San Jose Hotel, located at 1801 Barber Lane, Milpitas, California 95305, on Wednesday, February [__], 2001, at 10:00 a.m., local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the joint proxy statement/prospectus of Maxtor dated December __, 2000, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

        A vote FOR the following proposals is recommended by the Board of
Directors:

        1. To adopt the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000, or Merger Agreement, by and among Maxtor, Quantum Corporation, and Insula Corporation, a wholly owned subsidiary of Quantum, or Spinco, and to approve the merger contemplated thereunder.

        [ ] FOR                        [ ] AGAINST                   [ ] ABSTAIN

        2. To approve the amendment of the Maxtor Corporation Amended and Restated 1996 Stock Option Plan.

        [ ] FOR                        [ ] AGAINST                   [ ] ABSTAIN

        3. To approve the amendment of the Maxtor Corporation 1998 Employee Stock Purchase Plan.

        [ ] FOR                        [ ] AGAINST                   [ ] ABSTAIN

        4. With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

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                                The shares represented hereby shall be voted as
                                specified. If no specification is made, such shares shall be voted FOR proposals 1 through 4.

                                DATED:
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                                            (Be sure to date Proxy)

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                                            (Signature of Stockholder)

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                                            (Signature of Stockholder)


PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE STOCK CERTIFICATE REPRESENTING YOUR SHARES. IF SIGNING FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN.